EXHIBIT 5.1
               Opinion of Selling Stockholders' Counsel

                                                       January 4, 2000

Securities and Exchange Commission
Washington, D.C. 20549

RE: 	Euro Cap Corporation
	Registration Number: 000-1102267

Gentlemen:

	This opinion is given in connection with the filing of a Registration Statement on Form S-11 by Euro Cap Corporation (the Company), registration number 000-1102267 ( the "Registration Statement"), filed with the United States Securities and Exchange Commission, as it pertains to 2,000,000 shares in the common stock of the "Company, with par value of $0.000025 per share held in treasury and to be sold to the public (as defined and described in the Registration Statement Statement of which this opinion forms a part. This opinion is also given in respect of $500,000,000 in Notes to be issued by the Company as described in the Registration Statement.

	Certain terms used in this opinion characterized by initial capital letters have the meaning set forth in the Prospectus which constitutes a portion of the Registration.

	We have examined the originals and copies of corporate instruments, certificates and other documents of the Company and interviewed represent-atives of the Company to the extent we deemed it necessary, in order to form the basis for the opinion hereinafter set forth.

	In such examination we have assumed the genuineness of all signatures and authenticity of all documents submitted to us as certified or photostatic copies. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.

	According to the records maintained by the Company, there were, as of the date of this opinion, 40,000,000 shares of common stock authorized, with a par value of $0.000025 per share, of which 10,000,000 shares of common stock were issued.

	Based upon the foregoing, we are of the opinion that:

	The 10,000,000 shares of Common Stock of the Company heretofore issued are fully paid and non- assessable and there is no personal liability to the owners thereof.

	The 2,000,000 shares of Common Stock of the Company to be sold to the public will, upon issuance thereof and payment in full thereof, be fully paid and non-assessable and with no personal liability to the owners thereof.

	The Notes, when issued by the Company will form a valid subordinated unsecured charge against the company, ranking below Senior Notes (of which there are none at present), priority lien claimants, and any secured Notes or obligations (of which there are none at present). The Notes will rank pari passu with any other usecured obligations of the Company, and in priority to common shares. THIS OPINION DOES NOT ENCOMPASS THE DEBENTURE ISSUED BY B0N HYANG, INC., THE KOREAN SUBSIDIARY OF THE COMPANY. NO OPINION IS RENDERED ON THE VALIDITY OF THE SAID DEBENTURE UNDER AMERICAN OR KOREAN LAWS.

	This law firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement; however, this opinion is limited to the facts set forth herein and is not to be interpreted as an opinion that the Registration Statement has been properly prepared, or provides all required disclosure.

                                         Very truly yours,

                                        /s/Bernabe Diaz/s/


                                        Bernabe Diaz, Esq.
                                        Corporate Counsel for the
                                        Company

                                        71 Stony Hill Rd., 2nd Flr.

                                        Bethel CT 06801


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